POWER OF ATTORNEY


     The undersigned hereby constitute and appoint Margaret W. Chambers, Marie E. Connolly, Christopher J. Kelley, Kathleen K. Morrisey, Michael S. Petrucelli, Stephanie Pierce and Elba Vaszuez, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of each Dreyfus Growth Opportunity Fund, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


 /s/ Joseph S. DiMartino               June 8, 1998
Joseph S. DiMartino

 /s/ David P. Feldman                  June 8, 1998
David P. Feldman

 /s/ John M. Fraser, Jr.               June 8, 1998
John M. Fraser, Jr.

 /s/ Robert R. Glauber                 June 8, 1998
Robert R. Glauber

 /s/ James F. Henry                    June 8, 1998
James F. Henry

 /s/ Rosalind Gersten Jacobs           June 8, 1998
Rosalind Gersten Jacobs

 /s/ Irving Kristol                    June 8, 1998
Irving Kristol

 /s/ Paul A. Marks                     June 8, 1998
Paul A. Marks

 /s/ Martin Peretz                     June 8, 1998
Martin Peretz

 /s/ Bert W. Wasserman                 June 8, 1998
Bert W. Wasserman



                       POWER OF ATTORNEY

     The undersigned hereby constitute and appoint Margaret W. Chambers, Christopher J. Kelley, Kathleen K. Morrisey, Michael S. Petrucelli, Stephanie Pierce and Elba Vaszuez, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of Dreyfus Growth Opportunity Fund, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


 /s/ Marie E. Connolly                       June 8, 1998
Marie E. Connolly